SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 1996

             Spectrum Information Technologies, Inc.
      (Exact name of registrant as specified in its charter)

         Delaware             0-15596             75-1940923
      (State or other       (Commission        I.R.S. Employer
      jurisdiction of      File Number)       Identification No.)
     incorporation or
       organization

         2700 Westchester Avenue, Purchase, New York 10577
             (Address of principal executive offices)

Registrant's telephone number, including area code (914) 251-1800


   (Former name or former address, if changed since last report)

Item 3.  Bankruptcy or Receivership

      On August 14, 1996, the United States Bankruptcy Court of the Eastern District of New York entered an order confirming the Third Amended Consolidated Plan of Reorganization, as amended, proposed by Spectrum Information Technologies, Inc. and Spectrum Cellular (the "Plan"). Consummation of the Plan and its Effective Date remain contingent upon District Court approval of the Class Action Settlement (See Plan Contingencies).

      A copy of the Plan is incorporated by reference herein.

The Plan

      Some of the statements in this report regarding consummation of the Plan are not historical facts and may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Consummation of the Plan is contingent upon final District Court approval of the Class Action Settlement (as defined below). If the District Court does not approve the Class Action Settlement and the Plan is not consummated, alternatives include: (a) continuation of the pending Chapter 11 cases; (b) alternative plans of reorganization; or (c) liquidation of Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code. A discussion of the Company's operating risks is included in the Company's most recent Annual Report on Form 10-K.

      The Plan, if consummated, will settle all material litigation now pending and provide all general unsecured creditors with 100% of the value of their claims plus 6% interest per annum from the filing date thereon. The Company has segregated approximately $3.5 million for the payment of general unsecured claims, the priority non-tax claim and the Company's cash contribution to the settlement of the class action lawsuits. To date, the Company has reconciled the majority of the general unsecured creditor claims, with interest, in the amount of approximately $2.6 million. Several outstanding claims remain that the Company is attempting to reconcile before the effective date of the Plan (the "Effective Date"). The Company does not believe that the reconciliation of such claims will have a material effect on the reserve established for payment to unsecured creditors. The Plan also provides for the payment of approximately $264,000 on the Effective Date to the holder of the one priority nontax claim filed against Spectrum. The Plan will also settle all of the class action lawsuits filed against the Company by the payment of $250,000 by the Company (the "Class Action Settlement") and the delivery of approximately 45% of the equity ownership in reorganized Spectrum to a trustee to be distributed to the members of the class. Under the terms of the Plan, existing shareholders will be substantially diluted but should obtain the majority of the 45% equity ownership in reorganized Spectrum set aside for such shareholders and certain creditors. This should hold true based on Spectrum's current market value even after the issuance of $300,000 of stock to the Chapter 7 trustee of Computer Bay in connection with the recent settlement of his claim. Holders of allowed administrative claims (as agreed upon or ordered by the Bankruptcy Court) will be paid in full under the Plan. The Company intends to seek a waiver of accrued professional fees that to date have been held back by the Bankruptcy Court. There can be no assurance, however, that the Company will be successful in obtaining such waiver.

      The Company will amend its certificate of incorporation and by-laws on the Effective Date. The Amended Certificate contains certain provisions affecting the rights of shareholders, corporate governance, and the transferability of Class A Preferred Stock and Reorganized Spectrum Common Stock (as defined below). Under the amended certificate of incorporation, the authorized capital stock of the Company shall be comprised of (i) 10 million shares of reorganized Spectrum common stock ("Reorganized Spectrum Common Stock"), (ii) 1.5 million shares of Class A preferred stock reserved for issuance in connection with the Class Action Settlement ("Class A Preferred Stock") and (iii) 2 million shares of preferred stock ("Preferred Stock"). A description of the amount of shares that will be issued within each class is set forth below.

      Issued and outstanding shares of the Company's common stock will be canceled on the Effective Date and replaced with one (1) share of Reorganized Spectrum Common Stock for each seventy-five
(75) shares of existing common stock. The Company currently has authorized 110 million shares of common stock, of which approximately 76.7 million are issued and outstanding. Therefore, approximately 1 million shares of Reorganized Spectrum Common Stock will be issued to existing shareholders on the Effective Date. An additional $300,000 of Reorganized Spectrum Common Stock will be issued to the Computer Bay trustee in connection with the settlement of his claim (collectively, the Reorganized Spectrum Common Stock issued to existing shareholders and the Computer Bay trustee is defined as "Distributable Common Stock").
 Stock options issued under the Company's existing stock option plans will also be reverse split at a 75 to 1 ratio and the exercise price adjusted accordingly.

      Pursuant to the Class Action Settlement, the Company will issue a number of shares of Class A Preferred Stock equal to the number of shares of Distributable Common Stock. The Class A Preferred Stock is convertible to Reorganized Spectrum Common Stock at any time within two years of its date of issuance and automatically converts to Reorganized Spectrum Common Stock at the expiration of two years.

      As part of a bonus or success fee to employees, officers and all non-executive directors for confirming a plan of reorganization, the Company will also issue Reorganized Spectrum Common stock pursuant to the two incentive compensation programs described in the Plan, the Spectrum 1996 Stock Incentive Plan and the Spectrum 1996 Incentive Deferral Plan, which collectively authorize the issuance of an aggregate number of shares of Reorganized Spectrum Common Stock equal to one-ninth (1/9) of the aggregate number of shares of Distributable Common Stock and Class A Preferred Stock (i.e., 10% of the reorganized equity ownership) to directors, officers and employees of the Company on the Effective Date. Except for 300 shares of Reorganized Spectrum Common Stock that will be distributed to directors on the Effective Date, the distribution of stock to directors, officers and employees pursuant to such incentive programs shall be distributed in three equal installments. The first installment shall be distributed during the three day period commencing three days after Reorganized Spectrum files its Quarterly Report on Form 10-Q for its fiscal quarter ending June 30, 1997; the second installment shall be distributed during the three day period commencing three days after Reorganized Spectrum files its Quarterly Report on Form 10-Q for its fiscal quarter ending December 31, 1997; and the third installment shall be distributed during the three day period commencing three days after Reorganized Spectrum files its Quarterly Report on Form 10-Q for its fiscal quarter ending June 30, 1998. Under the Stock Incentive Plan, employees, officers and directors will also be eligible to receive future grants of performance based incentive awards with respect to an aggregate number of shares equal to an additional one-ninth (1/9) of the aggregate number of shares of Distributable Common Stock and Class A Preferred Stock. Also, on the Effective Date, the Company will distribute a $300,000 success bonus among all employees.

      Consummation of the Plan does not contemplate issuance of the remainder of the 10 million authorized shares of Reorganized Spectrum Common Stock, the remainder of the 1.5 million shares of Class A Preferred Stock, or the 2 million shares of authorized preferred stock. The details of the Plan, the proposed recapitalization, and copies of the certificate of incorporation and by-laws are set forth in detail in the Plan and associated Disclosure Statement, which the Company filed with the SEC on its Current Report on Form 8-K dated as of March 26, 1996.

Plan Contingencies

      On July 21, 1995, The Home Insurance Company of Illinois ("The Home"), the Company's former directors' and officers' primary insurance carrier, commenced an adversary proceeding (the "Home Action") in the Company's bankruptcy proceeding. The Honorable Frederick Block, United States District Judge of the District Court, subsequently withdrew the reference with respect to the Home Action such that the litigation is now pending before him. The Home sought to rescind a renewal of a directors' and officers' liability and company reimbursement policy issued in June 1993 to the Company for the benefit of its directors and officers (the "Renewal Policy") and alleged certain material misrepresentations and/or omissions in the application for the Renewal Policy. The Home also sought a declaration that coverage is not afforded under the Renewal Policy for the claims made against the policy by the Company and certain of its officers and directors.

      In addition to the primary policy, the Company obtained three excess policies for the insurance year at issue in the Home Action. Two of the excess carriers, the Agricultural Excess and Surplus Insurance Company ("AESIC") and The Aetna Casualty and Surety Company ("Aetna") have intervened in the Home Action. AESIC has agreed to be bound by any final judicial resolution regarding The Home (a similar agreement was previously reached with the third excess carrier) and is no longer actively participating in the Home Action. The District Court heard the trial in the Home Action on February 28 and 29, 1996 and issued a decision on July 15, 1996.

      On July 15, 1996, the District Court ruled against the insurance carriers in their attempt to rescind the directors' and officers' insurance policies at issue in the Home Action. The Court also ruled that any losses in the Class Action Suits related to Spectrum's February 1994 restatement of earnings would be covered by the policies at issue. The Court concluded that it could not decide, based on the record before it, whether the policies at issue would cover claims in the Class Action Suits related to alleged insider trading by certain of the Company's former officers and alleged misstatements regarding John Sculley's employment with the Company. Home and Aetna have informed the Company that they intend to appeal certain aspects of the decision.

      Notwithstanding this intended appeal, the parties to the Class Action Suits and the insurance carriers have tentatively reached an agreement to implement the Class Action Settlement. Under this agreement, each insurance carrier has agreed to contribute the full coverage available under its disputed insurance policy, up to $6 million, if they are unsuccessful in the appeal. This agreement to implement the Class Action Settlement remains subject to the completion and execution of a definitive agreement. The Class Action Settlement also remains contingent upon several factors, including completion and execution of a definitive agreement, consummation of the Plan and District Court approval.

      The Plan will be consummated after District Court approval of the Class Action Settlement becomes final. The District Court has scheduled a hearing on this proceeding for November 25, 1996.

Financial Information

       The following unaudited balance sheet is reported on a historical basis. The Company has not adopted "Fresh-Start Accounting" as defined in AICPA Statement of Position "SOP" No. 90-7 because there is a material unsatisfied condition precedent to the consummation of the Plan. Following consummation of the Plan, the Company will adopt the "Fresh-Start" accounting rules if both of the following criteria as defined in the SOP are met:

      a. The reorganization value of the assets of the emerging entity immediately before the date of consummation is less than the total of all postpetition liabilities and allowed claims; and

      b. The holders of existing voting shares immediately before consummation receive less than 50% of the voting shares of the emerging entity.

Spectrum Information Technologies, Inc. and Subsidiaries
(Debtors in Possession)

Consolidated Balance Sheets
(Amounts in thousands)



  Assets                                             July 31, 1996
                                                      (Unaudited)
  Current assets:
    Cash and cash equivalents                          $10,929
    Marketable securities                                  789
    Accounts receivable (net of allowance
    for doubtful accounts of $80)                          745
    Prepaid expenses and other current assets              491
                                                       -------
       Total current assets                             12,954
                                                       -------

    Furniture, fixtures and equipment                      471
                                                       -------
                                                           471
    Less - accumulated depreciation                       (255)
                                                       -------
       Net property and equipment                          216
                                                       -------

  Intangible assets, net                                   351
                                                       -------

       Total assets                                    $13,521
                                                       =======

Spectrum Information Technologies, Inc. and Subsidiaries
(Debtors in Possession)

Consolidated Balance Sheets
(Amounts in thousands)



  Liabilities and Stockholders' Equity              July 31, 1996
                                                     (Unaudited)

  Current Liabilities
    Accounts payable                                  $  2,910
    Accrued liabilities                                    578
                                                       -------
       Total current liabilities                         3,488
                                                       -------

  Liabilities subject to compromise:
    Accounts payable and accrued liabilities             1,455
    Reserve for litigation                               4,719
    Reserve for restructuring                            1,972
    Net liabilities of discontinued operations             531
    Other liabilities                                      185
                                                       -------
       Total liabilities subject to compromise           8,862
                                                       -------
       Total liabilities                                12,350
                                                       -------

  Commitments and contingencies
  Stockholders' Equity:
    Common stock, $.001 par value,
    110,000 shares authorized, 76,675
    issued, respectively                                    77
    Paid-in capital                                     63,961
    Accumulated deficit                                (62,404)
                                                       -------
                                                         1,634
    Treasury stock, 100 shares at cost                    (300)
    Unrealized loss on marketable securities              (163)
                                                       -------
       Total stockholders' equity                        1,171
                                                       -------

       Total liabilities and stockholders' equity      $13,521
                                                       =======

Item 7.  Financial Statements and Exhibits.

(b)   The following documents are filed as part of this Current
      Report on Form 8-K:

      1. Consolidated Balance Sheet is filed as a part of this report in Item 3.

(c)   Exhibits.

      Exhibit No.    Description

          2         Plan of Reorganization Proposed by Spectrum
                     Information Technologies, Inc. and Spectrum
                     Cellular Corporation, dated as of March 18,
                     1996 was previously filed as an exhibit to the Company's Current Report on Form 8-K filed March 26 1996, and incorporated herein by reference.

         27          Financial Data Schedule

         99 Amendment to Plan of Reorganization Proposed by Spectrum Information Technologies, Inc.
                     and Spectrum Cellular Corporation, dated as of March 18, 1996.

                            SIGNATURES


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:     August 26, 1996


                          SPECTRUM INFORMATION TECHNOLOGIES, INC.

                          By  /s/   Donald J. Amoruso
                            -----------------------------------
                            Donald J. Amoruso
                            President, Chief Executive Officer and
                            Chairman of the Board of Directors


                          By  /s/   Barry J. Hintze
                            -----------------------------------
                            Barry J. Hintze
                            Controller and
                            Principal Accounting Officer

                          EXHIBIT INDEX


      Exhibit No.    Description

          2 Plan of Reorganization Proposed by Spectrum Information Technologies, Inc. and Spectrum Cellular Corporation, dated as of March 18, 1996 was previously filed as an exhibit to the Company's Current Report on Form 8-K filed March 26 1996, and incorporated herein by reference.

         27          Financial Data Schedule

         99 Amendment to Plan of Reorganization Proposed by Spectrum Information Technologies, Inc. and Spectrum Cellular Corporation, dated as of March 18, 1996.